SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

Lightning Gaming, Inc.

(Name of Registrant as Specified in Its Charter)

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LIGHTNING GAMING, INC.

23 CREEK CIRCLE

BOOTHWYN, PA 19061

(610) 494-5534

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of Lightning Gaming, Inc.:

Re:           Action by Written Consent in Lieu of Meeting of Stockholders

This Information Statement is furnished by the Board of Directors (the “Board”) of Lightning Gaming, Inc., a Nevada corporation (the “Company”) to inform the stockholders of action already approved by written consent of the majority stockholders holding 50.75% of the voting rights of our stockholders consisting of 50.75% of the outstanding shares of our common stock (each share of our outstanding preferred stock is not entitled to a vote on any matters submitted to stockholders). Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is:

To file an amendment to the Company’s Articles of Incorporation to amend and restate Article III in its entirety (the “Amendment”). The Amendment will (1) increase our authorized capital stock from 100 million shares to 150 million shares; (2) create another class of securities called “Nonvoting Common Stock”; and (3) authorize the issuance of up to 50 million shares of “Nonvoting Common Stock.”

Attached hereto for your review is an Information Statement relating to the above described action.

By order of the Board of Directors

/s/ Brian Haveson
Brian Haveson
June 29, 2015	Chief Executive Officer and Director

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

June 29, 2015

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Lightning Gaming, Inc., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On May 11, 2015, the Board approved the following action, subject to stockholder approval. The Majority Stockholders (as defined below) approved the action by written consent in lieu of a meeting on May 13, 2015, in accordance with the Nevada Revised Statutes (“NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

On May 13, 2015, the Company received written consents in lieu of a meeting of Stockholders from Brian Haveson (the Company’s CEO, CFO, and a member of the Board), Donald Caldwell (a member of the Board), Frederick Tecce (a member of the Board), and two other stockholders, all of whom collectively held 50.75% of the outstanding shares of our common stock on May 12, 2015 (collectively, the “Majority Stockholders”). This represented approximately 2,338,325 of the 4,607,474 shares of the total issued and outstanding shares of common stock of the Company, authorizing the Company’s Board of Directors to effect the Amendment (each share of our outstanding preferred stock is not entitled to a vote on any matters submitted to stockholders). The Amendment will (1) increase our authorized capital stock from 100 million shares to 150 million shares; (2) create another class of securities called “Nonvoting Common Stock”; and (3) authorize the issuance of up to 50 million shares of “Nonvoting Common Stock.”

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the stockholders of the Company will benefit from the Amendment. Currently, the Company is authorized to issue 90,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). To date, 6,000,000 shares of Preferred Stock have been designated as “Series A Nonvoting Capital Stock” and 4,500,000 shares of the “Series A Nonvoting Capital Stock” have been issued. In connection with converting some or all of the Company’s existing debt to equity, the Company would like to issue more shares of nonvoting stock.

As a general matter, the Majority Stockholders believe the available number of unissued shares of Series A Nonvoting Capital Stock is too few to convert some or all of the Company’s existing debt to equity.  As a result, the Majority Stockholders approved the Amendment.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the NRS, the Company’s Articles of Incorporation or Bylaws, are afforded to the Company’s stockholders as a result of the approval of the action.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

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AUTHORIZE THE ISSUANCE OF NONVOTING COMMON STOCK

General

On May 11, 2015, the Board approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the prospective amendment and restatement of Article III of the Company’s Articles of Incorporation to (1) increase our authorized capital stock from 100 million shares to 150 million shares; (2) create another class of securities called “Nonvoting Common Stock”; and (3) authorize the issuance of up to 50 million shares of “Nonvoting Common Stock.” On May 13, 2015, the Majority Stockholders approved the Amendment by written consent, in lieu of a special meeting of the stockholders.

Reasons for the Amendment

Currently, the Company is authorized to issue 90,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). To date, 6,000,000 shares of Preferred Stock have been designated as “Series A Nonvoting Capital Stock” and 4,500,000 shares of the “Series A Nonvoting Capital Stock” have been issued. In connection with converting some or all of the Company’s existing debt to equity, the Company would like to issue more shares of nonvoting stock.

As a general matter, the Majority Stockholders believe the available number of unissued shares of Series A Nonvoting Capital Stock is too few to convert some or all of the Company’s existing debt to equity.  As a result, the Majority Stockholders approved the Amendment.

The Company plans to issue some of the Nonvoting Common Stock to The Co-Investment Fund II, L.P. (“CI II”). CI II is managed by Cross Atlantic Capital Partners Inc. (“Cross Atlantic”). Donald Caldwell, a director of the Company, is the founder and CEO of Cross Atlantic and Frederick Tecce, a director of the Company, is a managing director of and counsel to Cross Atlantic.

CI II currently holds notes in the aggregate principal amount of $14,750,000 with a weighted average interest rate of 8% per annum.

Upon the filing of the Amendment, the Company plans on issuing 33,300,000 shares of Nonvoting Common Stock to CI II. This will convert $14,750,000 of the notes held by CI II plus accrued interest in the amount of $7,972,795 on the notes thereon into equity.

In response to Item 11 of Schedule 14A, the Company discloses the following:

Title and Amount of Securities to be Authorized or Issued

Upon the filing of the Amendment, the Company will be authorized to issue up to 50 million shares of a class of securities called Nonvoting Common Stock. Holders of Nonvoting Common Stock shall have no voting rights or powers whatsoever and shall not vote on or otherwise participate in any proceedings in which actions are taken by the Company or its stockholders, nor shall holders of Nonvoting Common Stock be entitled to notice of any meeting of stockholders of the Company.

Except for voting rights, each share of Nonvoting Common Stock shall have identical rights, powers, limitations and restrictions in all respects as each share of Common Stock. This includes rights to any dividends when, as, and if declared by the Board out of assets legally available therefor. It also including the right to receive the same consideration per share payable in respect of each share of Common Stock in the event of a merger, statutory exchange, conversion, consolidation, liquidation or similar transaction in which the Corporation is a constituent entity.

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The Company plans to issue some of the Nonvoting Common Stock to CI II. CI II is managed by Cross Atlantic. Mr. Caldwell, a director of the Company, is the founder and CEO of Cross Atlantic and Mr. Tecce, a director of the Company, is a managing director of and counsel to Cross Atlantic.

CI II currently holds notes in the aggregate principal amount of $14,750,000 with a weighted average interest rate of 8% per annum.

Upon the filing of the Amendment, the Company plans on issuing 33,300,000 shares of Nonvoting Common Stock to CI II. This will convert $14,750,000 of the notes held by CI II plus accrued interest in the amount of $7,972,795 on the notes thereon into equity.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of Nonvoting Common Stock. Accordingly, the issuance of Nonvoting Common Stock to CI II will dilute the ownership of stockholders.

The holders of Common Stock will not realize any dilution in their percentage of ownership of the Company as a result of the Amendment. However, issuances of significant numbers of shares of Nonvoting Common Stock in the future (i) may dilute stockholders’ percentage ownership of the Company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The reason for the Amendment is to give the Company the ability to convert some or all of the Company’s existing debt to equity.

The Company believes the information required by Item 13(a) of Schedule 14A can be omitted because the Company believes this information is not material for the exercise of prudent judgment in regard to the Amendment. This is because the Amendment authorizes the issuance of securities that are not senior securities. The securities that will be authorized to be issued pursuant to the Amendment are functionally equivalent to common stock with fewer rights than shares of common stock because the Nonvoting Common Stock to be authorized to be issued pursuant to the Amendment will not have voting rights.

Ability of the Board to Issue Stock; Certain Issuances Requiring Shareholder Approval

The shares of Common Stock authorized by the Amendment may be issued for any proper purpose from time to time upon authorization by the Board, without further approval by the stockholders unless required by applicable law, rule or regulation, including, without limitation, rules of any trading market that the Common Stock may trade on at that time. Shares may be issued for such consideration as the Board may determine and as may be permitted by applicable law.

Interest of the Directors and Officers of the Company in the Amendment

The current officers and directors of the Company and the officers and directors of the Company when the Amendment was approved by the Board do not have any substantial interest, direct or indirect, in the approval of the Amendment, other than as stockholders of the Company except that some of the Nonvoting Common Stock will be issued to CI II. CI II is managed by Cross Atlantic. Mr. Caldwell, a director of the Company, is the founder and CEO of Cross Atlantic and Mr. Tecce, a director of the Company, is a managing director of and counsel to Cross Atlantic.

CI II currently holds notes in the aggregate principal amount of $14,750,000 with a weighted average interest rate of 8% per annum.

Upon the filing of the Amendment, the Company plans on issuing 33,300,000 shares of Nonvoting Common Stock to CI II. This will convert $14,750,000 of the notes held by CI II plus accrued interest in the amount of $7,972,795 on the notes thereon into equity.

Effects of the Amendment

The Amendment was not approved as a means of preventing or dissuading a change in control or takeover of the Company. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

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The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of Nonvoting Common Stock. Accordingly, the issuance of Nonvoting Common Stock will dilute the ownership of stockholders.

The holders of Common Stock will not realize any dilution in their percentage of ownership of the Company as a result of the Amendment. However, issuances of significant numbers of shares of Nonvoting Common Stock in the future (i) may dilute stockholders’ percentage ownership of the Company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The Amendment does not change the terms of the Common Stock.

The Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Secretary of State of the State of Nevada with an expected effective date on or before June 30, 2015.

Dissenter’s Rights of Appraisal

No dissenters’ or appraisal rights under the NRS, the Company’s Articles of Incorporation or Bylaws, are afforded to the Company’s stockholders as a result of the approval of the action.

OUTSTANDING VOTING SECURITIES

As of the close of business on May 12, 2015, the day before the date of the consent by the Majority Stockholders, the Company had 4,607,474 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval. To date, 6,000,000 shares of Preferred Stock have been designated as “Series A Nonvoting Capital Stock” and 4,500,000 shares of the “Series A Nonvoting Capital Stock” have been issued. The shares of Preferred Stock currently outstanding are not entitled to a vote on any matters submitted to stockholders.

On May 13, 2015, the Majority Stockholders, who collectively held 50.75% of the outstanding shares of our Common Stock, executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates how many shares of our Common Stock and Preferred Stock were beneficially owned as of May 12, 2015 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock (“5% Shareholder”), (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. In general, “beneficial ownership” includes those shares a person has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire such power, such as through the exercise of options, warrants, or convertible debt within 60 days. Except as indicated otherwise below, to our knowledge the persons named in the table below have sole voting power (for common stock) and investment power with respect to all shares shown as beneficially owned by them. To calculate the percentage of outstanding common stock owned by each named person or the group reported in the table below, we added shares of common stock that the named person or group (as the case may be) can acquire within 60 days to both (a) the number of shares of common stock actually outstanding (4,607,474) and (b) the number of other shares of common stock (if any) actually held by that named person or the group (as the case may be).

The address of each of the directors and executive officers listed below is c/o Lightning Gaming, Inc., 23 Creek Circle, Boothwyn, Pennsylvania 19061.

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	Common Stock		Nonvoting Stock
Directors and Executive Officers	Number of Shares Beneficially Owned	Percent of Class	Number of Shares Beneficially Owned	Percent of Class
Donald Caldwell (1)	25,862,892 (2)	83.9%	4,500,000	100.0%
Fredrick C. Tecce	430,000 (3)	1.4	—	—
Brian Haveson	1,238,409 (4)	4.0	—	—
Christopher Strano	250,000 (5)	0.8	—	—
All directors and executive officers as a group (4 persons)	27,781,301 (7)	90.1	4,500,000	100.0%

5% Shareholder:
CI II and related parties (1) (2)	25,022,892 (6)	81.2	4,500,000	100.0%

(1)	CI II is managed by Cross Atlantic of which Mr. Caldwell is Chairman and CEO. Consequently, Cross Atlantic and Mr. Caldwell may be deemed the beneficial owners of the shares that CI II beneficially owns.
(2)	Includes warrants to purchase 12,151,385 shares and notes held by CI II and related accrued interest thereon, convertible into 12,871,507 shares.
(3)	Includes 50,000 shares beneficially owned by Mr. Tecce’s wife.
(4)	Includes options to purchase 500,000 shares.
(5)	Consists of options to purchase shares.
(6)	Consists of warrants to purchase shares and notes and accrued interest convertible into shares. The address of CI II and its manager, Cross Atlantic, is 150 North Radnor-Chester Road, Suite B101, Radnor, PA 19087.
(7)	Includes an aggregate of 25,772,892 shares that can be acquired through the exercise of options, warrants, and convertible notes.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2014, with respect to our stock option plan under which our common stock is authorized for issuance. We have allocated 2,500,000 shares under our 2007 Equity Incentive Plan (the “2007 Plan”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,198,000 (1)	$1.64	1,302,000

(1) Stock options in 2007 were granted under Lightning Poker’s 2006 Equity Incentive Plan. After the Merger those options were exchanged for an equal number of the Company’s stock options under the 2007 Plan on substantially the same terms and conditions. All stock options granted after the Merger were granted under the 2007 Plan.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 27, 2015; and
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 12, 2015.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 23 Creek Circle, Boothwyn, PA 19061, telephone: (610) 494-5534.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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EXHIBIT A

STATE OF NEVADA

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

FOR

NEVADA PROFIT CORPORATIONS

1.	Name of corporation: Lightning Gaming, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article III is amended and restated in its entirety to read as follows:

ARTICLE III

CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares, consisting of three classes to be designated, respectively, “Common Stock”, “Nonvoting Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is ninety million (90,000,000) shares. The total number of shares of Nonvoting Common Stock that the Corporation shall have authority to issue is fifty million (50,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

Section 2. Common Stock.

(a) Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(b) Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(c) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock, the Nonvoting Common Stock, and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d) No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

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(e) Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 3. Preferred Stock.

(a) Designation. The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section “fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock or any outstanding Nonvoting Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock, the Common Stock, or the Nonvoting Common Stock.

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

Section 4. Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

Section 5. Nonvoting Common Stock.

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(a) Rights. Each share of Nonvoting Common Stock shall have identical rights, powers, limitations and restrictions in all respects as each share of the class of capital stock of the Corporation designated as “Common Stock,” par value of $0.001 per share, including the right to receive the same consideration per share payable in respect of each share of Common Stock in the event of a merger, statutory exchange, conversion, consolidation, liquidation or similar transaction in which the Corporation is a constituent entity, except that unless otherwise mandated by applicable law, holders of Nonvoting Common Stock shall have no voting rights or powers whatsoever and shall not vote on or otherwise participate in any proceedings in which actions are taken by the Corporation or its stockholders, nor shall holders of Nonvoting Common Stock be entitled to notice of any meeting of stockholders of the Corporation (without limiting any rights or powers they may have in any capacity other than as holders of Nonvoting Common Stock). Without limiting the generality of the foregoing, Nonvoting Common Stock shall carry no voting rights or powers with respect to (i) amendments of the Articles that would adversely alter or change any preference or any relative or other right or power given to the Nonvoting Common Stock; or (ii) any plan of merger, statutory exchange, conversion, consolidation, dissolution and liquidation, or similar transaction in which the Corporation is a constituent entity (provided, however, that in any of the foregoing transactions, the same consideration per share shall be payable in respect of all shares of Common Stock and Nonvoting Common Stock). Holders of Common Stock will, to the exclusion of holders of Nonvoting Common Stock, have full voting rights and powers for all purposes under Nevada law, unless mandated to the contrary by applicable law.

(b) Consideration for Shares. The Nonvoting Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is 50.75%

4.	Effective date and time of filing: (optional)

5.	Signature

/s/ Brian Haveson

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Certificate of Amendment

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